SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the " Agreement "), dated as of March , 2014, by and among PROPELL TECHNOLOGIES GROUP, INC., a Delaware corporation, with headquarters located at 1701 Commerce Street, Houston, Texas 77002 (the "Company"), and the person listed on the signature page hereof ( “Buyer”).

WHEREAS:

A.           The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended (the “ 1933 Act ”).

B.          The Company has designated 500,000 shares of its Preferred Stock as Series B Convertible Preferred Stock, with such terms and preferences as set forth in the Certificate of Designation, Rights and Preferences of the Series B Convertible Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designation”) and may sell in an offering all 500,000 shares of Series B Convertible Preferred Stock.

C.  The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement the number of Series B convertible preferred stock (the “Preferred Shares” of the “Securities”) pursuant to the Certificate of Designation, which Preferred Shares are convertible into shares of the Company’s Common Stock (the “Common Stock” and, as converted, are herein referred to as the “Conversion Shares”).

D. On February 6, 2014, the Buyer deposited $100,000 with the Company based upon an agreement with the Company that the Company would issue Shares to the Buyer at a price of $10 per Share, and the Company agreed to issue such Shares based upon the Buyer’s agreement to invest an aggregate of $750,000 in the Company on or prior to March 31, 2014.

E. The parties now desire to memorialize their agreement.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.   PURCHASE AND SALE OF PREFERRED SHARES.

(a)   Purchase of the Shares.

(i)    The Shares.   The Buyer hereby agrees to purchase from the Company and the Company agrees to sell, an aggregate of $750,000 of the Preferred Shares, as shown on the signature page of this Agreement, at the purchase price of Ten Dollars ($10.00) per Share (the “Purchase Price”) on March 31, 2014 (the “Closing”)

(b)   Form of Payment. Prior to the date hereof, the Buyer deposited Five Hundred Fifty Thousand Dollars ($550,000) with the Company based upon an agreement with the Company that the Company would issue Preferred Shares to Buyer at a price of $10 per Preferred Share upon receipt from Buyer of an additional Two Hundred Thousand Dollars $200,000), which Buyer agreed to pay by March 31, 2014. The Company’s agreement to issue the Preferred Shares was based upon the Buyer’s agreement to acquire an aggregate of $750,000 of Preferred Shares in the Company by March 31, 2014. The Company hereby acknowledges receipt of Five Hundred Fifty Thousand Dollars ($550,000) in consideration of the Preferred Shares to be issued at the Closing and upon receipt of such additional Two Hundred Thousand Dollars ($200,000) shall deliver to Buyer the Preferred Shares, duly executed on behalf of the Company and registered in the name of such Buyer or its designee. The Buyer shall pay the balance of the Purchase Price to the Company for the Preferred Shares to be issued and sold to Buyer at Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and upon receipt thereof the Company shall deliver to Buyer the Preferred Shares, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.  BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants that:

(a)    Organization; Authority. If an entity, Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement. If an individual, Buyer has the requisite power and authority to enter into and to consummate the transactions contemplated by the Agreement. The execution, delivery and performance by Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed by Buyer, and when delivered by Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(b) No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

(c)  Accredited Investor. At the time the Buyer was offered the Securities, it was, and as of the date hereof it is, and it will be: an “accredited investor” as defined in Rule 501 under the 1933 Act.

(d)   No Public Sale or Distribution. Buyer (i) is acquiring the Securities and (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares issuable upon conversion and exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws.  The Buyer has no intention to distribute either directly or indirectly any of the Securities in the.

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(e)   Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(f)  Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g)   No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)  Transfer or Resale. Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration (it being acknowledged that an opinion issued by Gracin & Marlow, LLP shall be acceptable to the Company), or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “ Rule 144 ”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i)  Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that such Buyer was first contacted by the Placement Agent (as defined below) regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by such Buyer (it being understood and agreed that for all purposes of this Agreement, and, without implication that the contrary would otherwise be true, that neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock). “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

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(j)   Experience of Such Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(k)  General Solicitation.  Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that, as of the date hereof and the date of each Closing (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary (as defined below) of the Company):

(a)                Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Common Stock is listed and traded on the OTC-QB.

(b)               Authorized Shares. The Company has authorized and reserved for issuance, free from preemptive rights, shares of Common Stock equal to the number of Conversion Shares. The Preferred Shares and the Conversion Shares have been duly authorized and, when issued, respectively, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The Preferred Shares have the rights, privileges and preferences set forth on the Certificate of Designations.

(c)                Securities Purchase Agreement. This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company, this Agreement is a valid and binding agreement of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

(d)               Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein. The Company is not in violation of any material laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject.

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(e)                Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and sale of the Shares to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

(f)                SEC Documents, Financial Statements. The Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d). The Company has not provided to the Buyer any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

(a) Transfer Restrictions. The Buyer acknowledges that (1) the Securities have not been registered under the provisions of the 1933 Act and may not be transferred unless (A) subsequently registered thereunder, as provided for herein, or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale any Security made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of that Security under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

(b) Restrictive Legend. The Buyer acknowledges and agrees that the Shares until such time as they are registered under the Securities Act as hereinafter contemplated, the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer thereof):

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THESE SHARESHAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

(c) Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Shares to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

(d) Reporting Status. So long as the Buyer beneficially owns the Shares, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act or the rules and regulations thereunder would permit such termination.

(e) Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital purposes only.

(f) Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock equal to the number of Conversion Shares.

5. GOVERNING LAW, JURY TRIAL.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Harris, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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6. MISCELLANEOUS.

(a) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

(b) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(c)                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Propell Technologies Group, Inc.

1701 Commerce Street

Houston, Texas 77002

with a copy (for informational purposes only) to:

Gracin & Marlow, LLP

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone: (212) 907-6457

Facsimile: (212) 208-4657

Attention: Leslie Marlow, Esq.

If to each Buyer:

At the address listed on the signature page hereto

to its address and facsimile number set forth below, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of March 31, 2014.

For 75,000 shares of Series B Convertible Preferred Stock, the Buyer has tendered herewith the full purchase price of $750,000 ($10.00 a Share), of which $550,000 was received prior to the date hereof and $200,000 was received on the date hereof.

Charles Eric Hoogland		Address:
Name of Buyer

By:	/s/Charles Eric Hoogland	Fax No.
(Signature of Authorized Person)

Charles Eric Hoogland			Illinois
Printed Name and Title or organization			Jurisdiction of Incorporation

Taxpayer identification number or social security number, as applicable

This Agreement has been accepted as of the date set forth below.

COMPANY:

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ John Huemoeller
Name: John Huemoeller
Title: CEO

[Signature Page to Securities

Purchase Agreement]

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EXHIBITS

Exhibit A	Certificate of Designation, Rights and Preferences of the Series B Convertible Preferred Stock

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